Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Registration Statement on Form S-3 of 8x8, Inc. of our report dated May 17, 2021, relating to the consolidated financial statements of 8x8, Inc. and the effectiveness of internal control over financial reporting of 8x8, Inc., included in the Annual Report on Form 10-K of 8x8, Inc. for the year ended March 31, 2021, filed with the Securities and Exchange Commission, and to the reference to our firm under the caption “Experts” in the Prospectus that is part of this Registration Statement. Campbell, California January 4, 2022